UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 11, 2013

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PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-21296 (Commission File Number)	95-3759463 (IRS Employer Identification No.)

3450 East Miraloma Avenue Anaheim, CA (Address of principal executive offices)	92806-2101 (Zip Code)

(714) 414-4000
Registrant’s telephone number, including area code

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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐    Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐    Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 11, 2013, Pacific Sunwear of California, Inc.’s (the “Company”) Board of Directors (the “Board”) appointed Frances P. Philip to fill the vacancy created by the Board’s decision to fix the authorized number of directors at 10 following the approval at the 2013 Annual Meeting of Shareholders of an amendment to the Company’s Bylaws to increase the authorized number of directors to a minimum of six and a maximum of 10. Ms. Philip was designated a Class I director of the Board and will stand for re-election at the Company’s 2014 Annual Meeting of Shareholders. Ms. Philip was also appointed to serve on the Company’s Nominating & Governance and Compensation Committees.

Ms. Philip was employed in various executive positions with L.L. Bean, Inc. from 1994 to 2011, eventually becoming Chief Merchandising Officer: Office of the President and a non-voting member of the Board of Directors. She is currently a director of Vera Bradley, Inc., a leading designer, producer and multi-channel retailer of accessories for women, where she chairs the Nominating & Governance Committee and is a member of the Compensation Committee; A.T. Cross Company, a maker of fine writing instruments, where she is a member of the Nominating & Governance Committee; and Crane & Co., Inc., an international paper manufacturer, where she is a member of the Nominating & Governance and Compensation Committees. Ms. Philip received her Bachelor of Arts from Bowdoin College and her M.B.A from Harvard University.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2013

PACIFIC SUNWEAR OF CALIFORNIA, INC.

/s/ CRAIG E. GOSSELIN
Craig E. Gosselin Sr. Vice President and General Counsel